040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	
Ross Miller Secretary of State State of Nevada	Document Number 20130041606-73 Filing Date and Time 01/23/2013 8:52 AM Entity Number E0034892013-4

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: BOSTON INVESTMENT AND DEVELOPMENT CORP.

2. Registered Agent for Service of Process: (check only one box)

☐ Commercial Registered Agent: Name

☒ Noncommercial Registered Agent (name and address below) *OR* ☐ Office or Position with Entity (name and address below)

SHAWN TELSI
Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address	City	State	Zip Code
1127 NEVADA AVE STE# 21	LAS VEGAS	Nevada	89128

Mailing Address (if different from street address)	City	State	Zip Code
1127 NEVADA AVE STE# 21	LAS VEGAS	Nevada	89128

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 200000000 Par value per share: $ 0.00010 Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) NISSIM TRABELSI (Name)

Street Address	City	State	Zip Code
675 VFW PARK WAY #189	CHESTNUT HILL	MA	02467

2) MAZZAL TRUST (Name)

Street Address	City	State	Zip Code
675 VFW PARK WAY #189	CHESTNUT HILL	MA	02467

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:
ANY LEGAL PURPOSE

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

NISSIM TRABELSI (Name) X NISSIM TRABELSI (**Incorporator Signature**)

Address	City	State	Zip Code
675 VFW PARK WAY #189	CHESTNUT HILL	MA	02467

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X SHAWN TELSI
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

Date: 1/23/2013

This form must be accompanied by appropriate fees.

ARTICLES OF INCORPORATION
OF
BOSTON INVESTMENT AND DEVELOPMENT CORP,

The undersigned natural person, being at least eighteen years of age, acting as incorporator of a corporation under the Nevada Revised Statutes, Chapter 78, adopts the following Articles of Incorporation for such corporation:

ARTICLE 1
CORPORATE NAME

The name of this corporation (the "**Corporation**") is

BOSTON INVESTMENT AND DEVELOPMENT CORP,

ARTICLE 2
CORPORATE PURPOSE

The Corporation is organized to:

(a) [BUSINESS PURPOSE];

(b) Do all other things necessary or incidental to the foregoing business purposes; and

(c) undertake and engage in any lawful act or activity for which corporations may be organized under the Nevada Revised Statutes.

ARTICLE 3
CAPITALIZATION

3.1 Authorized Capital Stock. The total number of shares which the Corporation shall have the authority to issue is [Two hundred Million (200,000,000)] shares of capital stock, such total number of shares consisting of [One Hundred Million (100,000,000)] shares of Common Stock, $0.0001 par value per share, and [One Hundred Million (100,000,000)] shares of Preferred Stock, $0.0001 par value per share. All of the shares of the Corporation's capital stock shall be non-assessable.

3.2 Preferred Stock. The Preferred Stock may be issued by the Corporation from time to time in one or more series and in such amounts as may be determined by the Board of Directors. The designations, voting rights, amounts of preference upon distribution of assets, rates of dividends, premiums of redemption, conversion rights and other variations, if any, the qualifications, limitations or restrictions thereof, if any, of the Preferred Stock, and of each series thereof, shall be such as are fixed by the Board of Directors, the authority so to do being hereby expressly granted, as stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of such series of Preferred Stock (a "**Director's Resolution**"). The authority of the Board of

Directors with respect to each such series of Preferred Stock shall include, but shall not be limited to, determination of the following:

(a) The distinctive serial designation and number of shares comprising each such series;

(b) The rate of dividends, if any, on the shares of that series, whether dividends shall be non-cumulative, cumulative to the extent earned or cumulative (and, if cumulative, from which date or dates), whether dividends shall be payable in cash, property or rights, or in shares of the Corporation's capital stock, and the relative priority, if any, of payment of dividends on shares of that series over shares of any other series;

(c) Whether the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, the event or events upon or after which they shall be redeemable or at whose option they shall be redeemable, and the amount per share payable in case of redemption (which amount may vary under different conditions and at different redemption dates) or the property or rights, including securities of any other corporation, payable in case of redemption;

(d) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amounts payable into such sinking fund;

(e) The rights, if any, to which the holders of the shares of that series shall be entitled in the event of voluntary involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series in any such event;

(f) Whether the shares of that series shall be convertible into or exchangeable for shares of stock of any other class of the capital stock of the Corporation or any other series of Preferred Stock of the Corporation or the securities of any other entity and, if so, the terms and conditions of such conversion or exchange, including the rate or rates of conversion or exchange, the date or dates upon or after which or the events upon which they shall be convertible or exchangeable or at whose option they shall be convertible or exchangeable, and the method, if any, of adjusting the rates of conversion or exchange in the event of a stock split, stock dividend, combination of shares or similar event;

(g) Whether the issuance of any additional shares of such series shall be subject to restrictions, or whether any shares of any other series shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series;

(h) Voting rights, if any, including, without limitation, the authority to confer multiple votes per share, voting rights as to specified matters or issues or, subject to the provisions of these Articles of Incorporation, voting rights to be exercised either

together with holders of Common Stock as a single class, or independently as a separate class; and

(i) Any other preferences, privileges and powers, and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of these Articles of Incorporation and as shall now or hereafter be permitted by the Nevada Revised Statues, as amended.

3.3 Common Stock. Except as otherwise required by law or these Articles of Incorporation or as otherwise provided with respect to the relative rights of shares of Preferred Stock in any Director's Resolution, all shares of Common Stock shall be identical and the holders of shares of Common Stock shall possess voting power and each share of Common Stock shall have one (1) vote.

3.4 Relative Ranking of Common Stock. The Common Stock is junior to the Preferred Stock and is subject to all of the powers, rights, privileges, preferences and priorities of the Preferred Stock as herein set forth and as may be stated in any Director's Resolution.

ARTICLE 4
REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the Corporation is [DJP Corporate Services Nevada, 10785 West Twain Avenue, Suite 200, Las Vegas, Nevada 89135.] The name of the Corporation's initial registered agent at that office is [DJP Corporate Services Nevada,] whose signature is set forth on the signature page of these Articles of Incorporation. Upon completion of filing of these Articles with the Nevada Secretary of State, the Secretary of State may send a copy of these Articles to the registered agent at the above address of the Corporation's registered office.

ARTICLE 5
INDEMNIFICATION OF OFFICERS AND DIRECTORS

To the fullest extent permitted by the Nevada Revised Statutes or any other applicable law as now in effect or as it may hereafter be amended, and within the meaning of and in accordance with NRS 78.7502:

1. No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director, except as provided in this ARTICLE 5.

2. The limitation of liability contemplated in this ARTICLE 5 shall not extend to (a) the amount of a financial benefit received by a director to which he is not entitled, (b) an intentional infliction of harm on the Corporation or its shareholders, (c) a violation of NRS 78.300, or (d) an intentional violation of criminal law.

3. Any repeal or modification of this <u>ARTICLE 5</u> by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

4. Without limitation, this <u>ARTICLE 5</u> shall be applied and interpreted, and shall be deemed to incorporate, any provision of the Nevada Revised Statutes, as the same exists or may hereafter be amended, as well as any applicable interpretation of Nevada law, so that personal liability of directors and officers of the Corporation to the Corporation or its shareholders, or to any third person, shall be eliminated or limited to the fullest extent as from time to time permitted by Nevada law.

ARTICLE 6
INCORPORATOR

The name and address of the incorporator is _Nissim Trabelsi,

IN WITNESS WHEREOF, the undersigned being the incorporator of the Corporation executes these Articles of Incorporation and certifies under penalty of perjury to the truth of the facts herein stated, this 22 day of January, 2013.

Incorporator

By: *Nissim Trabelsi,*

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **BOSTON INVESTMENT AND DEVELOPMENT CORP.**, did on January 23, 2013, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on January 23, 2013.

ROSS MILLER
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20130123-0698
You may verify this certificate
online at **http://www.nvsos.gov/**